

        As filed with the Securities and Exchange Commission on June 12, 1997
                                                    Registration No. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                ______________________

                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                _____________________

                              AVECOR CARDIOVASCULAR INC.
                (Exact name of registrant as specified in its charter)

           MINNESOTA                                             41-1695729
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)


          7611 NORTHLAND DRIVE                                          55428
         MINNEAPOLIS, MINNESOTA                                       (Zip Code)
(Address of Principal Executive Offices)

                                _____________________

                        1995 NON-EMPLOYEE DIRECTOR OPTION PLAN
                             EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the plans)
                                ______________________

                                  Gregory J. Melsen
                               Chief Financial Officer
                                 7611 Northland Drive
                            Minneapolis, Minnesota  55428
                       (Name and address of agent for service)

                                    (612) 391-9000
            (Telephone number, including area code, of agent for service)
                              _________________________

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
              IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT
                                 ____________________

                           CALCULATION OF REGISTRATION FEE

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                                                                                             PROPOSED MAXIMUM         AMOUNT OF
TITLE OF SECURITIES TO BE    AMOUNT TO BE REGISTERED(1)       PROPOSED MAXIMUM              AGGREGATE OFFERING    REGISTRATION FEE
     REGISTERED                                           OFFERING PRICE PER SHARE(2)             PRICE(2)
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
Common Stock, par value
$.01 per share (3)                275,000 shares                    $11.31                      $3,110,063            $947.44
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


         (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, (the "Securities Act") this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

         (2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act as follows: (i) with respect to options to purchase shares previously granted, on the basis of the weighted average exercise price of such options; and (ii) with respect to options to be granted, on the basis of the average between the high and low reported sales prices of the Registrant's Common Stock on June 6, 1997 of $10.875 per share, as reported by the Nasdaq National Market.

         (3) Each share of Common Stock includes one Preferred Stock Purchase Right.
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

                                       PART II

                                 INFORMATION REQUIRED
                            IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by the Company with the Commission (File No. 0-21330) are incorporated by reference in this Registration Statement: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (3) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1996; (4) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description; and (5) the description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that de-registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    The consolidated financial statements and related financial statement schedule of the Company, which are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated by reference in this Registration Statement, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, for the periods indicated in such firm's reports thereon. Such financial statements and financial statement schedule have been incorporated in this Registration Statement by reference in reliance on such firm's reports given upon their authority as experts in accounting and auditing. To the extent that Coopers & Lybrand L.L.P. audits and reports on the financial statements and related financial statement schedule(s) of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements and related financial statement schedule(s) will also be incorporated by reference in this Registration Statement in reliance upon their reports and said authority.

ITEM 4.  DESCRIPTION OF SECURITIES.

    The descriptions of the Company's Common Stock and the Preferred Stock Purchase Rights to be offered pursuant to this Registration Statement have been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Oppenheimer Wolff & Donnelly, Minneapolis, Minnesota. Richard G. Lareau, a member of Oppenheimer Wolff & Donnelly, is the Secretary of the Company. Members of Oppenheimer Wolff & Donnelly beneficially own, in aggregate, approximately 20,500 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 302A.521 of the Minnesota Business Corporation Act provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

    Article VI of the Company's Bylaws, as amended, provides that each director and officer past or present, of the Company, and each person who serves or may have served at the request of the Company as a director, officer, employee or agent of another corporation or employee benefit plan, and their respective heirs, administrators and executors, shall be indemnified by the Company in accordance with, and to the fullest extent permissible by, applicable law.

    The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

4.1 Second Restated Articles of Incorporation of the Company, as amended July 3, 1996 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 0-21330)).

4.2 Bylaws of the Company, as amended May 3, 1996 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 0-21330)).

4.3 Specimen form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (File No. 0-21330)).

4.4 Certificate of Designation, Preferences and Rights of the Company's Series A Junior Preferred Stock (included in Exhibit 4.1).

4.5 Rights Agreement dated June 26, 1996 between the Company and Norwest Bank Minnesota, N.A., which includes the form of Rights Certificate as Exhibit B (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated June 26, 1996 (File No. 0-21330)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith electronically).

23.1 Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2 Consent of Coopers & Lybrand L.L.P (filed herewith electronically).

24.1 Power of Attorney (included on page II-5 of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:
    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn Park, State of Minnesota, on June 12, 1997.

                                           AVECOR CARDIOVASCULAR INC.

                                           By:/s/ Anthony Badolato
                                              ----------------------------------
                                                  Anthony Badolato
                                                  Chief Executive Officer

                                  POWER OF ATTORNEY

    KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Badolato and Gregory J. Melsen, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for him and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 12, 1997 by the following persons in the capacities indicated.

/s/ Anthony Badolato                     Chief Executive Officer (Principal
------------------------------           Executive Officer) and Director
Anthony Badolato

/s/ Gregory J. Melsen                    Vice President - Finance, Treasurer and
------------------------------           Chief Financial Officer (Principal
Gregory J. Melsel                        Financial and Accounting Officer)

/s/ Edward E. Strickland                 Director
------------------------------
Edward E. Strickland

/s/ David W. Stassen                     Director
------------------------------
David W. Stassen

                                         Director
------------------------------
J. Gordon Wright

                              AVECOR CARDIOVASCULAR INC.
                                REGISTRATION STATEMENT
                                     ON FORM S-8

                                  INDEX TO EXHIBITS
                                  -----------------


Item
 No.          Description                                       Method of Filing
----          ----------                                        ----------------

4.1           Second Restated Articles of Incorporation
              of the Company, as amended July 3, 1996. . .      Incorporated by reference  to Exhibit 3.1 to
                                                                the Company's Quarterly Report on Form 10-Q
                                                                for the quarter ended June 30, 1996 (File No.
                                                                0-21330).
4.2           Bylaws of the Company, as amended
              May 3, 1996. . . . . . . . . . . . . . . . .      Incorporated by reference to Exhibit 3.1 to
                                                                the Company's Quarterly Report on Form 10-Q
                                                                for the quarter ended March 31, 1996 (File
                                                                No. 0-21330 ).
4.3           Specimen form of the Company's Common
              Stock Certificate  . . . . . . . . . . . . .      Incorporated by reference to Exhibit 4.1 to
                                                                the Company's Quarterly Report on Form 10-Q
                                                                for the quarter ended September 30, 1996
                                                                (File No. 0-21330).
4.4           Certificate of Designation, Preferences and
              Rights of the Company's Series A Junior
              Preferred Stock  . . . . . . . . . . . . . .      Included in Exhibit 4.1.

4.5           Rights Agreement dated June 26, 1996 between
              the Company and Norwest Bank Minnesota, N.A.,
              which includes the form of Rights Certificate
              as Exhibit B . . . . . . . . . . . . . . . .      Incorporated by reference to Exhibit 4.1 to
                                                                the Company's Current Report on Form 8-K
                                                                dated June 26, 1996 (File No. 0-21330).
5.1           Opinion and Consent of Oppenheimer Wolff
              & Donnelly . . . . . . . . . . . . . . . . .      Filed herewith electronically.

23.1          Consent of Oppenheimer Wolff & Donnelly. . .      Included in Exhibit 5.1.

23.2          Consent of Coopers & Lybrand L.L.P.. . . . .      Filed herewith electronically.

24.1          Power of Attorney. . . . . . . . . . . . . .      Included on page II-5 of this Registration
                                                                Statement.
